nCino Reports Record Second Quarter Fiscal 2021 Financial Results
Total Revenues Increased 52% Year-over-Year
Subscription Revenues Increased 70% Year-over-Year
WILMINGTON, NC – SEPTEMBER 9, 2020 – nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its fiscal second quarter ended July 31, 2020.
“I am very pleased nCino posted record results for our first quarter as a public company,” said Pierre Naudé, CEO of nCino. “Since day one, nCino’s mission has been to transform the financial services industry through innovation, reputation and speed. The global pandemic has only accelerated the need for digital transformation, and we see increasing momentum and appetite for cloud-based solutions. The nCino Bank Operating System has allowed our customers to seamlessly shift to a remote work environment, with bank employees remaining productive and efficient, while also serving their clients digitally no matter where they are. We believe the digital transformation of banking has become an imperative, and we are proud to partner with financial institutions of all sizes and complexities around the globe to help them grow and serve their clients and communities in today’s evolving landscape.”
Financial Highlights
•Revenues: Total revenues for the second quarter were $48.8 million, a 52% increase from $32.0 million in the second quarter of fiscal 2020. Subscription revenues for the second quarter were $39.4 million, up from $23.1 million one year ago, an increase of 70% year-over-year.
•Loss from Operations: GAAP loss from operations was ($15.7) million compared to ($7.9) million in the second quarter of fiscal 2020. Non-GAAP operating loss was ($1.6) million compared to ($5.3) million in the second quarter of fiscal 2020.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino was ($14.6) million compared to ($8.5) million in the second quarter of fiscal 2020. Non-GAAP net loss attributable to nCino was ($581) thousand compared to ($5.8) million in the second quarter of fiscal 2020.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino was ($0.17) per share compared to ($0.11) per share in the second quarter of fiscal 2020. Non-GAAP net loss attributable to nCino was ($0.01) per share compared to ($0.08) per share in the second quarter of fiscal 2020.
•Cash: Cash and cash equivalents were $388.2 million as of July 31, 2020.
Business Highlights
•Listed its shares on Nasdaq on July 14, 2020 and closed its initial public offering on July 16, 2020.
•Signed an expansion for its Onboarding solution with a $1.9 trillion global bank and supported this bank’s lending initiatives pursuant to the Coronavirus Business Interruption Loan Scheme (CBILS) in the UK.
•Signed a $450 billion global bank for its Collateral Management solution.
•Took a $145 billion U.S. agriculture lender live with its Commercial Lending solution.
•Went live in three countries with a $67 billion global bank with its Commercial Lending solution.
•32 financial institutions purchased seats to manage the loan Forgiveness portion of the Paycheck Protection Program (PPP) under the CARES Act, including 10 new customers, two with over $25 billion in assets, and an expansion within a top 10 U.S. Bank. In total, 87 institutions contracted with

nCino for PPP and Forgiveness in the first half of fiscal 2021, including 45 banks with over $5 billion in assets.
•Aite Group named the nCino Bank Operating System® a Best-in-Class Retail Loan Origination System in the analyst firm’s Aite Matrix in August.
Financial Outlook
nCino is providing guidance for its fiscal third quarter ending October 31, 2020 as follows:
•Total revenues between $49 and $50 million.
•Non-GAAP operating loss between ($8) and ($9) million.
•Non-GAAP net loss attributable to nCino per share of ($0.09) to ($0.10).
nCino is providing guidance for its fiscal year 2021 ending January 31, 2021 as follows:
•Total revenues between $193 and $194 million.
•Non-GAAP operating loss between ($22) and ($23) million.
•Non-GAAP net loss attributable to nCino per share of ($0.25) to ($0.26).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook with the investment community. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single digital platform enhances the employee and client experience to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino works with more than 1,100 financial institutions globally, whose assets range in size from $30 million to more than $2 trillion. For more information, visit: www.ncino.com.
Forward-Looking Statements
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, and guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to: (i) risks associated with the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iii) the accuracy of management’s assumptions and estimates; (iv) our ability to attract new customers and succeed in having current customers expand their use of our solution; (v) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vi) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (vii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (viii) our ability to manage our growth effectively including expanding outside of the United States; (ix) adverse changes in our relationship with Salesforce; (x) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xi) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiii) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xiv) adverse changes in the financial services industry, including as a result of customer consolidation; (xv) adverse changes in economic, regulatory, or market conditions; and (xvi) threatened or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2020	July 31, 2020
Assets
Current Assets
Cash and cash equivalents	$91,184	$388,191
Accounts receivable, net	34,205	30,228
Accounts receivable, related parties	9,201	—
Costs capitalized to obtain revenue contracts, current portion, net	3,608	4,007
Prepaid expenses and other current assets	7,079	7,152
Total current assets	145,277	429,578
Property and equipment, net	13,477	14,591
Costs capitalized to obtain revenue contracts, noncurrent, net	7,000	7,817
Goodwill	55,840	56,527
Intangible assets, net	26,093	24,636
Other long-term assets	2,464	650
Total assets	$250,151	$533,799
Liabilities, Redeemable Non-Controlling Interest, and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,258	$2,188
Accounts payable, related parties	3,408	4,018
Accrued commissions	7,862	4,701
Other accrued expenses	4,922	4,820
Deferred rent, current portion	183	208
Deferred revenue, current portion	50,929	84,288
Deferred revenue, current portion, related parties	8,013	—
Total current liabilities	76,575	100,223
Deferred income taxes, noncurrent	194	234
Deferred rent, noncurrent	1,558	1,468
Other long-term liabilities	195	—
Total liabilities	78,522	101,925
Commitments and Contingencies
Redeemable non-controlling interest	4,356	4,384
Stockholders’ Equity
Common stock	41	46
Additional paid-in capital	288,564	567,314
Accumulated other comprehensive (loss) income	(408)	202
Accumulated deficit	(120,924)	(140,072)
Total stockholders’ equity	167,273	427,490
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$250,151	$533,799

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Revenues
Subscription	$23,110	$39,351	$44,142	$74,182
Professional services	8,868	9,414	17,672	19,295
Total revenues	31,978	48,765	61,814	93,477
Cost of Revenues[1]
Subscription	7,083	11,920	13,585	22,019
Professional services	7,687	10,667	15,223	19,434
Total cost of revenues	14,770	22,587	28,808	41,453
Gross profit	17,208	26,178	33,006	52,024
Gross Margin %	54%	54%	53%	56%
Operating Expenses
Sales and marketing[1]	10,453	15,626	18,468	27,852
Research and development[1]	8,272	15,292	15,638	26,257
General and administrative[1]	6,430	10,953	10,339	17,879
Total operating expenses	25,155	41,871	44,445	71,988
Loss from operations	(7,947)	(15,693)	(11,439)	(19,964)
Non-operating Income (Expense)
Interest income	265	55	583	211
Other	(618)	1,117	(727)	597
Loss before income tax expense	(8,300)	(14,521)	(11,583)	(19,156)
Income tax expense	202	203	338	400
Net loss	(8,502)	(14,724)	(11,921)	(19,556)
Net loss attributable to redeemable non-controlling interest	—	(232)	—	(408)
Adjustment attributable to redeemable non-controlling interest	—	154	—	267
Net loss attributable to nCino, Inc.	$(8,502)	$(14,646)	$(11,921)	$(19,415)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.11)	$(0.17)	$(0.16)	$(0.23)
Weighted average number of common shares outstanding:
Basic and diluted	76,420,098	84,629,777	76,206,900	83,112,132
1Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Cost of revenues	$371	$2,524	$760	$2,851
Sales and marketing	315	3,346	607	3,661
Research and development	305	3,031	611	3,340
General and administrative	1,501	4,368	1,623	4,468
Total stock-based compensation expense	$2,492	$13,269	$3,601	$14,320

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2019	2020
Cash Flows from Operating Activities
Net loss attributable to nCino, Inc.	$(11,921)	$(19,415)
Net loss and adjustment attributable to redeemable non-controlling interest	—	(141)
Net loss	(11,921)	(19,556)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,451	3,500
Amortization of costs capitalized to obtain revenue contracts	1,532	2,430
Stock-based compensation	3,601	14,320
Deferred income taxes	76	40
Provision for (recovery of) bad debt	(105)	619
Change in operating assets and liabilities:
Accounts receivable	38	3,365
Accounts receivable, related parties	4,178	9,201
Costs capitalized to obtain revenue contracts	(1,836)	(3,615)
Prepaid expenses and other assets	(131)	(13)
Accounts payable and accrued expenses and other liabilities	(2,085)	(4,115)
Accounts payable, related parties	453	620
Deferred rent	1,066	(65)
Deferred revenues	18,173	33,188
Deferred revenues, related parties	(3,783)	(8,013)
Net cash provided by operating activities	10,707	31,906
Cash Flows from Investing Activities
Acquisition of business, net of cash acquired	(48,219)	—
Purchases of property and equipment	(2,624)	(2,936)
Net cash used in investing activities	(50,843)	(2,936)
Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	268,375
Payments of costs related to initial public offering	—	(1,345)
Exercise of stock options	537	861
Net cash provided by financing activities	537	267,891
Effect of foreign currency exchange rate changes on cash and cash equivalents	534	146
Net (decrease) increase in cash and cash equivalents	(39,065)	297,007
Cash and Cash Equivalents, beginning of period	74,347	91,184
Cash and Cash Equivalents, end of period	$35,282	$388,191

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
GAAP gross profit	$17,208	$26,178	$33,006	$52,024
Amortization expense - developed technology	60	378	60	747
Stock-based compensation	371	2,524	760	2,851
Non-GAAP gross profit	$17,639	$29,080	$33,826	$55,622
Non-GAAP gross margin %	55%	60%	55%	60%

GAAP sales & marketing expense	$10,453	$15,626	$18,468	$27,852
Amortization expense - customer relationships	(105)	(418)	(105)	(835)
Stock-based compensation	(315)	(3,346)	(607)	(3,661)
Non-GAAP sales & marketing expense	$10,033	$11,862	$17,756	$23,356

GAAP research & development expense	$8,272	$15,292	$15,638	$26,257
Amortization	—	—	—	—
Stock-based compensation	(305)	(3,031)	(611)	(3,340)
Non-GAAP research & development expense	$7,967	$12,261	$15,027	$22,917

GAAP general & administrative expense	$6,430	$10,953	$10,339	$17,879
Amortization expense - trademarks	(12)	—	(12)	(10)
Stock-based compensation	(1,501)	(4,368)	(1,623)	(4,468)
Non-GAAP general & administrative expense	$4,917	$6,585	$8,704	$13,401

GAAP loss from operations	$(7,947)	$(15,693)	$(11,439)	$(19,964)
Amortization expense - developed technology	60	378	60	747
Amortization expense - customer relationships	105	418	105	835
Amortization expense - trademarks	12	—	12	10
Stock-based compensation	$2,492	$13,269	$3,601	$14,320
Non-GAAP operating loss	$(5,278)	$(1,628)	$(7,661)	$(4,052)
Non-GAAP operating margin	(17)%	(3)%	(12)%	(4)%

GAAP net loss attributable to nCino	$(8,502)	$(14,646)	$(11,921)	$(19,415)
Amortization expense - developed technology	60	378	60	747
Amortization expense - customer relationships	105	418	105	835
Amortization expense - trademarks	12	—	12	10
Stock-based compensation	$2,492	$13,269	$3,601	$14,320
Non-GAAP net loss attributable to nCino	$(5,833)	$(581)	$(8,143)	$(3,503)

Weighted-average shares used to compute net loss per share, basic and diluted	76,420,098	84,629,777	76,206,900	83,112,132

GAAP net loss attributable to nCino per share	$(0.11)	$(0.17)	$(0.16)	$(0.23)
Non-GAAP net loss attributable to nCino per share	$(0.08)	$(0.01)	$(0.11)	$(0.04)

Free Cash Flow
Net cash provided by operating activities	$5,838	$23,477	$10,707	$31,906
Purchases of property and equipment	(2,072)	(1,861)	(2,624)	(2,936)
Free cash flow	$3,766	$21,616	$8,083	$28,970

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com

MEDIA CONTACTS
Claire Sandstrom	Natalia Moose, nCino
+1 646.520.0710	+1 910.248.4602
csandstrom@mww.com	natalia.moose@ncino.com